                                                                    EXHIBIT 12.1

                RATIO OF EARNINGS TO FIXED CHARGES COMPUTATIONS

                                                                               PRO FORMA
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  1999           1999
                                                              ------------   -------------
WRC MEDIA INC.
Fixed Charges:
  Interest expensed & capitalized...........................       7,823         33,182
  Amortization of Deferred Financing Fee....................         184            944
  Estimated of interest in rental expense...................         260            260
                                                                --------       --------
                                                                   8,267         34,386
                                                                ========       ========
  Preferred Dividends (0% effective tax rate)...............       1,518         12,266
                                                                ========       ========
Earnings:
  Pretax income from continuing operations..................     (15,995)       (21,718)
  Add Back Fixed charges....................................       9,785         46,652
                                                                --------       --------
                                                                  (6,210)        24,934
                                                                ========       ========
Earnings to Fixed Charges and preferred dividends and
  accretion.................................................        (.63)          (.53)
                                                                ========       ========
Deficiency..................................................     (15,995)       (21,718)
                                                                ========       ========

                                                                                  DECEMBER 31,
                                                              ----------------------------------------------------
                                                                1995       1996       1997       1998       1999
                                                              --------   --------   --------   --------   --------
WEEKLY READER CORPORATION
Fixed Charges:
  Interest expenses & capitalized...........................    6,134      5,861      6,968      9,232     14,637
  Amortization of Deferred Financing Fees...................      268        963        563        184        184
                                                               ------    -------    -------    -------    -------
                                                                6,402      6,814      7,631      9,416     14,821
Earnings:
  Pretax income from continuing operations before minority
    interest................................................       43     (2,863)     4,005      5,807      7,648
  Fixed charges.............................................    6,402      6,814      7,631      9,416     14,821
                                                               ------    -------    -------    -------    -------
                                                                6,445      3,951     11,636     15,223     22,469

Earnings to Fixed Charges...................................     1.01      (0.58)      1.52       1.62       1.52
                                                               ------    -------    -------    -------    -------
Surplus (Deficiency)........................................       43     (2,863)     4,005      5,807      7,648
                                                               ======    =======    =======    =======    =======

                                   PRE-PREDECESSOR                          PREDECESSOR                             SUCCESSOR
                                   ---------------   ---------------------------------------------------------   ----------------
                                                     6/30-12/31
                                   7/8/94-6/28/95       1995        1996       1997       1998     1/1-7/13/99   7/14/99-12/31/99
                                   ---------------   ----------   --------   --------   --------   -----------   ----------------
COMPASS LEARNING
Fixed Charges:
  Interest expensed &
    capitalized..................           --           1,717       3,955      2,711     4,000       2,650             5,357
  Amortization of Deferred
    Financing Fee................           --             180         365      1,322       286         204               297
  Amortization of Debt
    Discount.....................           --              10         270        980        --          --                --
Estimated of interest in rental
  expense........................        1,794             655       1,268      1,442     1,010         489               260
                                      --------        --------    --------   --------   -------      ------          --------
                                         1,794           2,562       5,858      6,455     5,296       3,343             5,914
Earnings:
  Pretax income from continuing
    operations before minority
    interest.....................      (12,399)        (21,273)    (22,279)   (56,204)   (7,773)       (778)          (10,296)
  Fixed charges..................        1,794           2,562       5,858      6,455     5,296       3,343             5,914
                                      --------        --------    --------   --------   -------      ------          --------
                                       (10,605)        (18,711)    (16,421)   (49,749)   (2,477)     (2,565)           (4,382)
Earnings to Fixed Charges........        (5.91)          (7.30)      (2.80)     (7.71)    (0.47)      (0.77)            (0.74)
                                      ========        ========    ========   ========   =======      ======          ========
Deficiency.......................      (12,399)        (21,273)    (22,279)   (56,204)   (7,773)       (778)          (10,296)
                                      ========        ========    ========   ========   =======      ======          ========
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